Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER 2024 RESULTS

◾	Reported sales of $544 million increased 8%; organic sales down 4%

◾	Reported operating margin of 17.1%, down 20 bps; adjusted operating margin of 17.1%, down 90 bps

◾	Reported EPS of $2.06, up 5%; adjusted EPS of $2.03, compared to $2.04 in prior year

◾	Raising midpoint of full-year 2024 operating margin outlook

◾	Announced upcoming retirement of Shashank Patel, Chief Financial Officer

Note changes in performance are relative to third quarter 2023

North Andover, Mass., October 30, 2024 -- Watts Water Technologies, Inc. (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the third quarter of 2024.

Chief Executive Officer and President Robert J. Pagano Jr. commented, “We are pleased with our third quarter results that exceeded our expectations. I want to express my gratitude to the entire Watts team for their dedication to providing exceptional customer service. Given our strong performance through the third quarter and our fourth quarter expectations, we are increasing the midpoint of our full-year 2024 operating margin outlook.”

Mr. Pagano added, “We have continued to successfully navigate near-term challenges related to softening economic conditions by delivering superior customer service and by driving productivity. Our focus remains on investing for the future and positioning ourselves to capitalize on opportunities associated with favorable, long-term secular trends including water conservation, safety and regulation, and energy efficiency. Our cash flow and balance sheet are strong, giving us ample flexibility in capital allocation decisions. We are confident in our resilient business strategy to drive sustainable, long-term growth and shareholder value creation.”

A summary of third quarter financial results is as follows:

	Third Quarter Ended
	September 29,	September 24,
(In millions, except per share information)	2024	2023	% Change
Sales	$543.6	$504.3	8%
Organic sales growth % (1)			(4)%
Operating income - as reported	93.2	87.1	7%
Operating margin %	17.1%	17.3%	(20)	bps
Adjusted operating income (1)	92.8	90.6	2%
Adjusted operating margin % (1)	17.1%	18.0%	(90)	bps

Earnings per share - as reported	$2.06	$1.96	5%
Special items (1)	(0.03)	0.08
Adjusted earnings per share (1)	$2.03	$2.04	—%

(1)	Organic sales growth, adjusted operating income, adjusted operating margin, special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Third Quarter Financial Highlights

Third quarter 2024 performance relative to third quarter 2023

Sales of $544 million increased 8% on a reported basis and were down 4% organically. Sales from acquisitions within the Americas totaled $59 million and contributed 12% to reported growth. Organic sales growth within APMEA was more than offset by declines in the Americas and Europe. Foreign exchange movements had an immaterial impact on sales growth.

Operating margin decreased 20 basis points on a reported basis and 90 basis points on an adjusted basis. Adjusted operating margin decreased primarily due to the dilutive impact of acquisitions, volume deleverage, inflation and incremental investments, which more than offset favorable price and productivity. Reported operating margin was favorably impacted by a non-recurring gain on the settlement of Bradley’s frozen pension plan that offset an increase in restructuring charges and acquisition-related charges.

Regional Performance

Americas

Sales of $400 million increased 14% on a reported basis and declined 3% on an organic basis. The acquisitions of Bradley and Josam contributed $59 million in sales, or 17% to reported growth. Organic sales decreased as price realization was more than offset by volume declines, primarily due to project timing and wholesale channel safety stock resets within the quarter as our lead times normalized.

Operating margin decreased 170 basis points on a reported basis and 260 basis points on an adjusted basis as benefits from price realization and productivity were more than offset by inflation, incremental investments, volume deleverage and the dilutive impact of the Bradley acquisition. Reported operating margin benefitted from the non-recurring gain on the settlement of Bradley’s frozen pension plan, which more than offset incremental restructuring and acquisition-related charges.

Europe

Sales of $107 million decreased 11% on a reported basis and 12% on an organic basis. Favorable foreign exchange movements increased reported sales by 1%. Organic sales declined as price realization and growth in our drains products were more than offset by lower volumes in fluid solutions products, particularly in the OEM channel, which was impacted by reduced government energy incentives and heat pump destocking.

Operating margin decreased 220 basis points on a reported basis and increased 20 basis points on an adjusted basis. Adjusted operating margin increased as price realization, product mix and productivity offset inflation, volume deleverage and investments. Reported operating margin was unfavorably impacted by incremental restructuring charges.

APMEA

Sales of $36 million increased 10% on a reported basis and 8% on an organic basis. Favorable foreign exchange movements increased reported sales by 2%. Sales increased due to growth in China, New Zealand and the Middle East, partly offset by a slight decline in Australia.

Operating margin increased 230 basis points on a reported basis and 130 basis points on an adjusted basis as benefits from volume leverage and productivity more than offset inflation, incremental investments and the dilutive impact of the Enware acquisition. Reported operating margin was favorably impacted by the reduction in acquisition charges.

Cash Flow and Capital Allocation

For the first nine months of 2024, operating cash flow was $222 million and net capital expenditures were $17 million, resulting in free cash flow of $204 million. In the comparable period last year, operating cash flow was $201 million and net capital expenditures were $19 million, resulting in free cash flow of $182 million. Operating and free cash flow increased primarily due to cash flow from acquisitions. We expect normal seasonality to result in solid operating and free cash flow in the fourth quarter.

The Company repurchased approximately 26,000 shares of Class A common stock at an aggregate cost of $4.9 million during the third quarter of 2024. For the first nine months of 2024, the Company repurchased approximately 66,000 shares at an aggregate cost of $13.0 million. The stock repurchase program authorized in 2019 has been exhausted. Approximately $149 million remains available under the stock repurchase program authorized in 2023. There is no expiration date for this program.

Full Year 2024 Outlook

The Company is raising the midpoint of its full year operating margin outlook by 20 basis points and narrowing its full year sales guidance compared to our previous outlook. We expect reported sales to increase 9% to 10% and organic sales to decline between 1% and 2%. Full year operating margin is expected to be between 17.2% and 17.4% and adjusted operating margin to be between 17.5% and 17.7%, or down 10 basis points to 30 basis points. Further 2024 planning assumptions are included in the third-quarter earnings materials posted in the Investor Relations section of our website at www.watts.com.

CFO Transition

In a separate press release, the Company today announced that Chief Financial Officer Shashank Patel has communicated his intention to retire on March 15, 2025 for personal reasons, after having served in this role since July 2018. Patel will continue as CFO until a successor is named to ensure a smooth transition. The Company has initiated a comprehensive search to identify a successor, which will include both internal and external candidates.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss third quarter 2024 results on Thursday, October 31, 2024, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.watts.com. Following the webcast, the call recording will be available at the same address until October 30, 2025.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This press release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2024 financial results, including organic sales growth and adjusted operating margin, our strategy, investments, the benefits from recent acquisitions, improvements in operating and free cash flow in the fourth quarter of 2024, our ability to manage challenging macro-economic and softer market conditions and return of capital to shareholders. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this press release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	September 29,	September 24,	September 29,	September 24,
	2024	2023	2024	2023
Net sales	$543.6	$504.3	$1,711.8	$1,508.8
Cost of goods sold	286.5	269.9	902.4	803.5
GROSS PROFIT	257.1	234.4	809.4	705.3
Selling, general and administrative expenses	159.0	146.9	501.6	431.4
Restructuring	4.9	0.4	6.4	1.7
OPERATING INCOME	93.2	87.1	301.4	272.2
Other (income) expense:
Interest income	(2.1)	(2.3)	(6.1)	(4.0)
Interest expense	3.6	1.2	11.9	4.4
Other (income) expense, net	(0.6)	0.1	(1.4)	(0.4)
Total other expense (income)	0.9	(1.0)	4.4	—
INCOME BEFORE INCOME TAXES	92.3	88.1	297.0	272.2
Provision for income taxes	23.2	22.3	73.4	65.8
NET INCOME	$69.1	$65.8	$223.6	$206.4

BASIC EPS
NET INCOME PER SHARE	$2.07	$1.97	$6.68	$6.17
Weighted average number of shares	33.5	33.4	33.5	33.4
DILUTED EPS
NET INCOME PER SHARE	$2.06	$1.96	$6.67	$6.15
Weighted average number of shares	33.5	33.5	33.5	33.5
Dividends declared per share	$0.43	$0.36	$1.22	$1.02

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	September 29,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$303.9	$350.1
Trade accounts receivable, less reserve allowances of $14.1 million at September 29, 2024 and $11.9 million at December 31, 2023	291.6	259.8
Inventories, net:
Raw materials	152.7	150.6
Work in process	19.5	20.2
Finished goods	248.2	228.5
Total Inventories	420.4	399.3
Prepaid expenses and other current assets	49.7	51.8
Total Current Assets	1,065.6	1,061.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	700.3	677.2
Accumulated depreciation	(445.2)	(429.0)
Property, plant and equipment, net	255.1	248.2
OTHER ASSETS:
Goodwill	725.5	693.0
Intangible assets, net	241.5	216.1
Deferred income taxes	34.9	23.6
Other, net	76.5	67.5
TOTAL ASSETS	$2,399.1	$2,309.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$141.1	$131.8
Accrued expenses and other liabilities	200.6	190.3
Accrued compensation and benefits	75.8	83.7
Total Current Liabilities	417.5	405.8
LONG-TERM DEBT	211.8	298.3
DEFERRED INCOME TAXES	11.6	13.5
OTHER NONCURRENT LIABILITIES	69.1	78.5
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,385,541 shares at September 29, 2024 and 27,352,701 shares at December 31, 2023	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 5,953,290 shares at September 29 2024 and 5,958,290 shares at December 31, 2023	0.6	0.6
Additional paid-in capital	692.1	674.3
Retained earnings	1,135.8	979.1
Accumulated other comprehensive loss	(142.1)	(143.4)
Total Stockholders’ Equity	1,689.1	1,513.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,399.1	$2,309.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 29,	September 24,
	2024	2023
OPERATING ACTIVITIES
Net income	$223.6	$206.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25.9	21.8
Amortization of intangibles	14.9	9.0
(Gain) on sale of assets, loss on disposal, impairment of long-lived asset and other	(5.2)	0.2
Stock-based compensation	15.5	14.5
Deferred income tax	(12.5)	(16.9)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(26.8)	(19.1)
Inventories	(4.4)	(3.7)
Prepaid expenses and other assets	(11.7)	(5.6)
Accounts payable, accrued expenses and other liabilities	2.3	(5.7)
Net cash provided by operating activities	221.6	200.9
INVESTING ACTIVITIES
Additions to property, plant and equipment	(23.3)	(19.0)
Proceeds from the sale of property, plant and equipment	5.9	—
Business acquisitions, net of cash acquired and other	(96.3)	(12.1)
Other investing activity	1.0	—
Net cash used in investing activities	(112.7)	(31.1)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	—	30.0
Payments of long-term debt	(85.0)	(80.0)
Payments for tax withholdings on vested stock awards	(12.8)	(15.8)
Payments for debt issuance costs	(2.3)	—
Payments for finance leases and other	(2.0)	(2.0)
Proceeds from share transactions under employee stock plans	—	0.1
Payments to repurchase common stock	(13.0)	(11.7)
Dividends	(41.1)	(34.4)
Net cash used in financing activities	(156.2)	(113.8)
Effect of exchange rate changes on cash and cash equivalents	1.1	(4.1)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(46.2)	51.9
Cash and cash equivalents at beginning of year	350.1	310.8
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$303.9	$362.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Third Quarter Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Americas	$400.0	$351.0	$1,266.9	$1,041.1
Europe	107.3	120.2	344.7	384.1
APMEA	36.3	33.1	100.2	83.6
Total	$543.6	$504.3	$1,711.8	$1,508.8

	Operating Income
	Third Quarter Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Americas	$90.6	$85.7	$284.3	$249.8
Europe	8.7	12.5	40.6	53.2
APMEA	6.7	5.4	18.2	11.9
Corporate	(12.8)	(16.5)	(41.7)	(42.7)
Total	$93.2	$87.1	$301.4	$272.2

	Intersegment Sales
	Third Quarter Ended		Nine Months Ended
	September 29, 2024	September 24, 2023	September 29, 2024	September 24, 2023
Americas	$1.9	$1.4	$6.7	$5.5
Europe	5.9	6.0	18.0	19.9
APMEA	17.3	16.8	63.7	67.4
Total	$25.1	$24.2	$88.4	$92.8

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, gain on sale of asset, pension settlement, other investment gain and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	September 29,	September 24,	September 29,	September 24,
	2024	2023	2024	2023

Net sales	$543.6	$504.3	$1,711.8	$1,508.8

Operating income - as reported	$93.2	$87.1	$301.4	$272.2
Operating margin %	17.1%	17.3%	17.6%	18.0%

Adjustments for special items:
Restructuring	$4.9	$0.4	$6.4	$1.7
Acquisition-related costs	2.5	3.1	13.1	5.0
Gain on sale of assets	—	—	(4.4)	—
Pension settlement	(7.8)	—	(7.8)	—
Total adjustments for special items	$(0.4)	$3.5	$7.3	$6.7

Operating income - as adjusted	$92.8	$90.6	$308.7	$278.9
Adjusted operating margin %	17.1%	18.0%	18.0%	18.5%

Net income - as reported	$69.1	$65.8	$223.6	$206.4

Adjustments for special items - tax effected:
Restructuring	$3.8	$0.3	$4.9	$1.2
Acquisition-related costs	1.9	2.3	9.9	3.6
Gain on sale of assets	—	—	(3.3)	—
Pension settlement	(5.8)	—	(5.8)	—
Other investment gain	(0.9)	—	(0.9)	—
Total adjustments for special items - tax effected	$(1.0)	$2.6	$4.8	$4.8

Net income - as adjusted	$68.1	$68.4	$228.4	$211.2

Diluted earnings per share - as reported	$2.06	$1.96	$6.67	$6.15
Restructuring	0.11	0.01	0.14	0.04
Acquisition-related costs	0.06	0.07	0.30	0.11
Gain on sale of assets	—	—	(0.10)	—
Pension settlement	(0.17)	—	(0.17)	—
Other investment gain	(0.03)	—	(0.03)	—
Diluted earnings per share - as adjusted	$2.03	$2.04	$6.81	$6.30

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	September 29, 2024					September 24, 2023
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$400.0	107.3	36.3	—	543.6	$351.0	120.2	33.1	—	504.3

Operating income (loss) - as reported	$90.6	8.7	6.7	(12.8)	93.2	$85.7	12.5	5.4	(16.5)	87.1
Operating margin %	22.7%	8.2%	18.5%		17.1%	24.4%	10.4%	16.2%		17.3%

Adjustments for special items	$(3.0)	2.6	—	—	(0.4)	$0.4	—	0.3	2.8	3.5

Operating income (loss) - as adjusted	$87.6	11.3	6.7	(12.8)	92.8	$86.1	12.5	5.7	(13.7)	90.6
Adjusted operating margin %	21.9%	10.6%	18.5%		17.1%	24.5%	10.4%	17.2%		18.0%

	Nine Months Ended					Nine Months Ended
	September 29, 2024					September 24, 2023
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$1,266.9	344.7	100.2	—	1,711.8	$1,041.1	384.1	83.6	—	1,508.8

Operating income (loss) - as reported	$284.3	40.6	18.2	(41.7)	301.4	$249.8	53.2	11.9	(42.7)	272.2
Operating margin %	22.4%	11.8%	18.1%		17.6%	24.0%	13.8%	14.2%		18.0%

Adjustments for special items	$4.7	1.6	0.4	0.6	7.3	$0.5	0.1	3.3	2.8	6.7

Operating income (loss) - as adjusted	$289.0	42.2	18.6	(41.1)	308.7	$250.3	53.3	15.2	(39.9)	278.9
Adjusted operating margin %	22.8%	12.2%	18.5%		18.0%	24.0%	13.9%	18.1%		18.5%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Third Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales September 29, 2024	$400.0	$107.3	$36.3	$543.6
Reported net sales September 24, 2023	351.0	120.2	33.1	504.3
Dollar change	$49.0	$(12.9)	$3.2	$39.3
Net sales % increase (decrease)	14.0%	(10.7)%	9.7%	7.8%
Foreign exchange impact	0.1%	(0.8)%	(1.4)%	(0.2)%
Acquisition impact	(16.8)%	—%	—%	(11.7)%
Organic sales (decrease) increase	(2.7)%	(11.5)%	8.3%	(4.1)%

	Nine Months Ended
	Americas	Europe	APMEA	Total

Reported net sales September 29, 2024	$1,266.9	$344.7	$100.2	$1,711.8
Reported net sales September 24, 2023	1,041.1	384.1	83.6	1,508.8
Dollar change	$225.8	$(39.4)	$16.6	$203.0
Net sales % increase (decrease)	21.7%	(10.3)%	19.9%	13.5%
Foreign exchange impact	—%	(0.3)%	1.3%	—%
Acquisition impact	(17.6)%	—%	(9.7)%	(12.7)%
Organic sales increase (decrease)	4.1%	(10.6)%	11.5%	0.8%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	September 29,	September 24,
	2024	2023

Net cash provided by operations - as reported	$221.6	$200.9
Less: additions to property, plant, and equipment	(23.3)	(19.0)
Plus: proceeds from the sale of property, plant, and equipment	5.9	—
Free cash flow	$204.2	$181.9

Net income - as reported	$223.6	$206.4

Cash conversion rate of free cash flow to net income	91.3%	88.1%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	September 29,	December 31,
	2024	2023

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	211.8	298.3
Less: Cash and cash equivalents	(303.9)	(350.1)
Net debt	$(92.1)	$(51.8)

Net debt	$(92.1)	$(51.8)
Plus: Total Stockholders’ equity	1,689.1	1,513.3
Capitalization	$1,597.0	$1,461.5

Net debt to capitalization ratio	(5.8)%	(3.5)%

TABLE 6

2024 FULL YEAR OUTLOOK – RECONCILIATION OF REPORTED NET SALES GROWTH TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2024 Outlook
Approximately
Net Sales
Reported net sales growth	9% to 10%
Forecasted impact of acquisition / FX	(11)%
Organic sales growth	(2)% to (1)%

Operating Margin
Operating margin	17.2% to 17.4%
Forecasted restructuring / other costs	0.3%
Adjusted operating margin	17.5% to 17.7%